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                                                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2001, except as to Note 20, which is dated as of March 15, 2001, relating to the financial statements and financial statement schedules, which appears in Kimco Realty Corporation and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2000.

        We also consent to the incorporation by reference in this Registration Statement of our report dated September 29, 2000 relating to the financial statements, which appears in the Annual Report of Kimco Realty Corp. 401(k) Plan on Form 11-K for the year ended April 30, 2000.


                                            PRICEWATERHOUSECOOPERS LLP


New York, New York
June 7, 2001